Exhibit 99.2

NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2006

(In thousands, except per share data)

	Historical	Pro Forma					Historical	Pro Forma
	NYSE Group	Archipelago results*	Other Pro Forma Adjustments	Note		NYSE Group Combined	Euronext	Adjustments	Note		NYSE Euronext Combined
Revenues
Transaction	$675,900	$96,073	$—			$771,973	$851,248	$—			$1,623,221
Listing	356,091	81	—			356,172	51,666	—			407,838
Market data	222,484	12,800	—			235,284	136,139	—			371,423
Sale of software	—	—	—			—	231,619	—			231,619
Data processing	137,088	—	—			137,088	—	—			137,088
Regulatory	184,194	2,181	—			186,375	—	—			186,375
Licensing, facility and other	127,016	1,994	—			129,010	56,087	—			185,097

Total revenues	1,702,773	113,129	—			1,815,902	1,326,758	—			3,142,660
Merger expenses and related exit costs	(54,485)	(696)	55,181	[3.1	]	—	(50,688)	50,688	[3.1	]	—
Compensation	(558,357)	(15,154)	—			(573,511)	(370,159)	—			(943,670)
Liquidity payments	(264,927)	(43,941)	—			(308,868)	—	—			(308,868)
Routing and clearing fees	(74,403)	(14,798)	—			(89,201)	—	—			(89,201)
Systems and communications	(119,618)	(4,645)	—			(124,263)	(223,383)	—			(347,646)
Professional services	(110,399)	(2,579)	—			(112,978)	(15,065)	—			(128,043)
Depreciation and amortization	(135,797)	(5,113)	(1,314)	[3.2	]	(142,224)	(68,700)	(129,000)	[3.3	]	(339,924)
Occupancy	(84,945)	(2,455)	—			(87,400)	(54,731)	—			(142,131)
Marketing and other	(102,770)	(2,992)	—			(105,762)	(121,411)	—			(227,173)
Regulatory fine income	36,392	236	—			36,628	—	—			36,628

Operating income	233,464	20,992	53,867			308,323	422,621	(78,312)			652,633
Investment and other income, net	73,983	749	—			74,732	85,886	(150,000)	[3.5	]	10,618
Gain on sale of businesses and equity investments	20,925	26,034	—			46,959	19,189	—			66,148

Income before income tax provision and minority interest	328,372	47,775	53,867			430,014	527,697	(228,312)			729,399
Income tax (provision) benefit	(120,566)	(19,331)	(16,963)	[3.4	]	(156,860)	(100,301)	79,909	[3.4	]	(177,252)
Minority interest	(2,829)	—	—			(2,829)	(14,636)	—			(17,465)

Income (loss) from continuing operations	$204,977	$28,444	$36,904			$270,325	$412,760	$(148,403)			$534,682

Basic earnings per share from continuing operations						$1.73	$3.71				$2.02

Diluted earnings per share from continuing operations						$1.72	$3.68				$2.00

Basic weighted average shares outstanding						156,310	111,215	(2,224)	[3.7	]	265,301

Diluted weighted average shares outstanding						157,423	112,139	(2,243)	[3.7	]	267,319

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

*	Results of operations of Archipelago for the period which preceded the merger with NYSE (January 1, 2006 to March 7, 2006).

NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF FINANCIAL CONDITION

AS OF DECEMBER 31, 2006

(In thousands)

	Historical		Pro Forma
	NYSE Group	Euronext	Adjustments	Note		NYSE Euronext Combined
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$979,124	$747,730	$3,000,000	[3.5	]	$1,726,854
			(3,000,000)	[2	]
Accounts receivable, net	334,690	235,179	—			569,869
Deferred income taxes	107,814	—	—			107,814
Other current assets	21,440	—	—			21,440

Total current assets	1,443,068	982,909	—			2,425,977
Property and equipment, net	378,128	118,640	130,000	[3.3	]	626,768
Goodwill	535,906	588,181	(588,181)	[2	]	6,091,757
			5,555,851	[2	]
Other intangible assets, net	584,041	868,034	(868,034)	[2	]	5,334,041
			4,750,000	[3.3	]
Investment in affiliates and other investments	—	596,515	120,000	[3.3	]	716,515
Deferred income taxes	365,632	61,239	(40,145)	[3.6	]	386,726
Other assets	158,767	21,359	—			180,126

Total non-current assets	3,465,542	3,236,876	9,059,491			13,335,932
Assets held for sale	—	604,226	—			604,226

Total assets	$3,465,542	$3,841,102	$9,059,491			$16,366,135

Liabilities and stockholders‘ equity
Current liabilities:
Accounts payable and accrued expenses	$649,844	$476,389	$50,000	[2	]	$1,176,233
Deferred revenue	113,881	—	—			113,881
Short-term debt	—	142,140	—			142,140
Deferred income taxes	68,468	—	—			68,468

Total current liabilities	832,193	618,529	50,000			1,500,722
Long-term debt	—	499,450	3,000,000	[3.5	]	3,499,450
Accrued employee benefits	354,447	17,051	—			371,498
Deferred revenue	322,222	121,405	(121,405)	[3.6	]	322,222
Deferred income taxes	264,973	255,351	1,750,000	[3.3	]	2,270,324
Other liabilities	22,688	4,153	—			26,841

Total non-current liabilities	964,330	897,410	4,628,595			6,490,335
Liabilities associated with assets held for sale	—	8,145	—			8,145

Total liabilities	1,796,523	1,524,084	4,678,595			7,999,202

Minority interest	—	47,914	—			47,914
Stockholders’ equity	1,669,019	2,269,104	4,380,896	[4	]	8,319,019

Total liabilities and stockholders’ equity	$3,465,542	$3,841,102	$9,059,491			$16,366,135

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NYSE EURONEXT

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial statements give effect to the following:

1.	the acquisition of Archipelago by the NYSE and the acquisition of Euronext by NYSE Group in two separate transactions to be accounted for as purchase business combinations, with

- the NYSE treated as the legal and accounting acquirer of Archipelago, and

- NYSE Group treated as the legal and accounting acquirer of Euronext;

2.	the acquisitions of Archipelago by the NYSE and Euronext by NYSE Group as if the two business combinations had been completed on January 1, 2006 for statement of income purposes; and

3.	the acquisition of Euronext by NYSE Group as if the business combination had been completed on December 31, 2006 for statement of financial condition purposes.

The unaudited pro forma condensed combined financial statements have been prepared based on the consolidated financial statements of NYSE Group and Euronext prepared in accordance with accounting principles generally accepted in the United States of America, and should be read together with the separate financial statements of NYSE Group and Euronext.

On March 7, 2006, the NYSE completed the acquisition of Archipelago. Based on the preliminary allocation of the purchase price in the Archipelago acquisition, the assets and liabilities of Archipelago were included in NYSE Group’s historical consolidated statement of financial condition as of December 31, 2006. The results of operations of Archipelago have been included in NYSE Group’s historical results of operations since March 8, 2006.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the business combinations had been consummated during the period or as of the dates for which the pro forma data is presented, nor is it necessarily indicative of the future operating results or financial position of NYSE Euronext.

The NYSE’s purchase price for Archipelago and NYSE Group’s purchase price for Euronext have been allocated to the assets acquired and the liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Definitive allocations will be performed when estimates are finalized. Accordingly, the purchase price allocation pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision based on a final determination of fair value after the closing of the business combinations.

The accompanying unaudited pro forma condensed combined statements of income do not include (1) any revenue or cost saving synergies that may be achievable subsequent to the completion of the business combinations, or (2) the impact of non-recurring items directly related to the business combinations.

NYSE Group and Euronext expect to incur a number of nonrecurring costs associated with combining the operations of the two companies and the related elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of their respective businesses. For the years ending December 31, 2007, 2008 and 2009, NYSE Euronext expects to incur restructuring costs of $70 million, $70 million and $40 million, respectively. Such costs have not been reflected in the pro forma combined financial information because they represent nonrecurring charges directly attributable to the combination of NYSE Group and Euronext.

The statement of financial condition of Euronext as of December 31, 2006 has been translated using an exchange rate of €1.00 = $1.3193. The statement of income of Euronext for the year ended December 31, 2006 has been translated using an average exchange rate of €1.00 = $1.2547.

Certain reclassifications have been made to the historical financial statements of NYSE Group conform to the presentation expected to be used by NYSE Euronext. NYSE Group expects that there could be additional reclassifications following the combination.

Note 2—Purchase Price of Euronext

For the purpose of preparing the accompanying unaudited pro forma condensed combined statement of financial condition as of December 31, 2006, management made the following assumptions:

1.	there were approximately 111.0 million shares of Euronext outstanding at December 31, 2006, and

2.	each outstanding Euronext share was acquired on December 31, 2006 in exchange for (i) €21.32 (approximately $27.00) in cash for a total cash consideration of approximately $3.0 billion and (ii) 0.98 of a share of NYSE Euronext common stock.

Based on the above assumptions, the total purchase consideration was computed as follows:

	111.0 million shares
times	0.98
times	$61.70	[a]

Equity component	$6.65 billion

plus
	111.0 million shares
times	$27.00

Cash component	$3.00 billion

Acquisition costs	$50 million	[b]

Total purchase consideration	$9.7 billion

[a]	Corresponding to the average closing stock price of NYSE Group for the five-day period beginning two days before and ending two days after June 1, 2006 (the date the combination was agreed to and announced).
[b]	Corresponding to management’s estimate of direct costs of acquisition to be incurred by NYSE Group.

The fair value of stock options and awards issued by NYSE Euronext in exchange for stock options and awards of Euronext will be included as part of the purchase consideration but has been disregarded for the presentation of this pro forma financial information due to its immateriality.

The following is a summary of the preliminary allocation of the total purchase price in the Euronext acquisition as reflected in the unaudited pro forma condensed combined statement of financial condition as of December 31, 2006 (in millions):

Historical equity of Euronext	$2,269

Elimination of Euronext's historical goodwill and intangibles	(1,456)

Reversal of Euronext's historical deferred revenue	121

Fair value of identifiable intangible assets:
National securities exchange registrations	3,500
Customer relationships	890
Trade names and other intangibles	360

Fair value adjustment of fixed assets:
Technology	75
Other	55
Fair value adjustment of equity method investments and investment in affiliates	120

Deferred tax impact of purchase accounting adjustments	(1,790)

Residual goodwill created from business combination	5,556

Total purchase price	$9,700

See Note 3.3 for a discussion of the methods used to determine the fair value of Euronext’s fixed assets, intangible assets, equity method investments and investments in affiliates. The carrying value of all other assets and liabilities was deemed to approximate their estimated fair value.

Note 3—Pro Forma Adjustments

[3.1]	To eliminate the merger expenses incurred by the NYSE, Archipelago and Euronext, as well as NYSE exit costs to arrive at pro forma income from continuing operations. The merger expenses and exit costs represent nonrecurring charges directly attributable to the business combinations.

[3.2]	To reflect additional depreciation and amortization expense as a result of adjusting the book value of Archipelago fixed assets and intangible assets to their estimated fair value. The preliminary allocations are as follows:

	Increase in value	Estimated average remaining useful life	Estimated annual depreciation expense
	(in thousands)		(in thousands)
Fixed asset class:
Software	$11,700	5 years	$2,340
Other equipment	5,300	3 years	1,767

Fixed assets	$17,000

	Value

Intangible asset class:
National securities exchange registration	$511,000	Indefinite	n/a
Customer relationships	34,800	20 years	1,740
Trade names	38,700	20 years	1,935

Intangible assets	$584,500

Total	$601,500		$7,782

The $1.3 million pro forma adjustment to depreciation and amortization expense for the year ended December 31, 2006 corresponds to the estimated expense which would have been incurred by Archipelago for the period which preceded the merger between the NYSE and Archipelago (January 1, 2006 to March 7, 2006).

[3.3]	To adjust the book value of Euronext assets to their estimated fair value. The preliminary allocations are as follows:

	Increase in value		Estimated average remaining useful life	Estimated annual depreciation expense
	(in thousands)			(in thousands)
Fixed asset class:
Technology	$75,000		5 to 7 years	$13,000
Buildings and other	55,000		20 to 40 years	1,500

Fixed assets	$130,000	[a]

Equity method investments and investment in affiliates	$120,000	[b]

	Value

Intangible asset class:
National securities exchange registrations	$3,500,000		Indefinite	n/a
Customer relationships	890,000		18 to 20 years	43,000
Trade names	182,000		Indefinite	n/a
Other	178,000		2 to 3 years	71,500

Intangible assets	$4,750,000	[c]

Total depreciation expense				$129,000

Total assets	$5,000,000	[a]+[b]+[c]

The “Euronext” trade name and other trade names (with the exception of exchange indices trade names) were valued using the relief-from-royalty method under the income approach. The national securities exchange registrations, customer-related intangibles, and exchange indices trade names were valued using the excess earnings income approach. The technology, which consists primarily of internally developed software, and other fixed assets were valued using the cost approach. The equity investments and investments in affiliates were valued either using the market approach relying on information from recent transactions or the excess earnings income approach.

The $129.0 million pro forma adjustment to depreciation and amortization expense for the year ended December 31, 2006 corresponds to the estimated annual expense outlined in the above table.

A $1,750.0 million pro forma adjustment to the deferred tax liability is based on the $5,000.0 million increase in value of Euronext’s assets outlined in the above table.

[3.4]

To adjust the income tax provision for the effect of the pro forma adjustments based upon combined federal, state and local corporate income tax rates ranging from 35.0% to 40.0% depending on the companies involved in the respective business combinations. Deferred income tax impacts as a result of the purchase accounting adjustments were also estimated at a 35.0% to 40.0% blended income tax rate.

[3.5]	To adjust cash and long-term debt balances for the anticipated borrowing of $3.0 billion by NYSE Group to finance the corresponding cash payment to Euronext stockholders as part of the combination (see note 2). The related interest expense was calculated using a 5.0% blended Libor and Euribor rate using the effective interest rate method. Anticipated debt issuance costs are immaterial and have been disregarded for the presentation of this pro forma financial data.

The pro forma interest expense adjustment was calculated as follows:

Annual interest expense
(in thousands)
Anticipated borrowing [a]	$3,000,000
Interest rate [b]	5.00%
Months outstanding [c]	12/12
Pro forma adjustment [a]*[b]*[c]	$150,000

An interest rate change by 1/8th of one percent would have a $3.8 million impact on the anticipated annual interest expense.

[3.6]	To reverse historical deferred revenue balances of Euronext and related deferred tax assets because NYSE Euronext would not have assumed a legal performance obligation as of December 31, 2006.

[3.7]	To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon the exchange of each outstanding Euronext ordinary share for 0.98 of a share of NYSE Euronext common stock, as follows:

	Basic computation	Diluted computation
	(shares in thousands)
Year ended December 31, 2006
Historical weighted average shares of Euronext [a]	111,215	112,139
Times: exchange ratio	0.98	0.98
Equals: Pro forma weighted average shares [b]	108,991	109,896
Pro forma adjustment [b]—[a]	(2,224)	(2,243)

Note 4—Equity

As of December 31, 2006, the equity of NYSE Euronext consisted of the following (in thousands):

Historical equity of NYSE Group	$1,669,019
Estimated fair value of Euronext	9,650,000
Less: portion of purchase consideration paid in cash (note 2)	(3,000,000)

$8,319,019